EXHIBIT 9
JOINT FILING AGREEMENT

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to file jointly the statement on Schedule 13D (Amendment No. 1) to which this Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to the Securities Exchange Act of 1934 and the Regulations promulgated thereunder.

         It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D (Amendment No. 1), and any amendments hereto, filed on behalf of each of the parties hereto.

Dated:  August 15, 2001


                                           /s/ D. Gregory Smith
                                           --------------------------------
                                              D. GREGORY SMITH

                                           G/CJ INVESTMENTS, INC.



                                           By: /s/ D. Gregory Smith
                                               --------------------------------
                                                 D. Gregory Smith, President

                                           G/CJ INVESTMENTS, L.P.
                                           By: G/CJ Investments, Inc.
                                               General Partner



                                               By: /s/ D. Gregory Smith
                                                   ----------------------------
                                                    D. Gregory Smith, President


                                           /s/ Carol Jane Smith
                                           --------------------------------
                                              CAROL JANE SMITH